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                                                                    EXHIBIT 4.1


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                               PENNZENERGY COMPANY
                                      INTO
                                PENNZOIL COMPANY

                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware


                  PENNZOIL COMPANY, a corporation organized and existing under the laws of Delaware (the "Company"), DOES HEREBY CERTIFY:

                  FIRST: That the Company was incorporated on April 1, 1968, pursuant to the General Corporation Law of the State of Delaware;

                  SECOND: That the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $.01 per share, of PennzEnergy Company, a Delaware corporation, and that said Common Stock is the only issued and outstanding class of stock of PennzEnergy Company;

                  THIRD: That the Company desires to merge into itself PennzEnergy Company and thereby to change the Company's corporate name to "PennzEnergy Company" pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the "DGCL");

                  FOURTH: That the Company, by the following resolutions of its Board of Directors, duly adopted on December 2, 1998, determined to merge into itself PennzEnergy Company, and thereby assume all of the liabilities and obligations of PennzEnergy Company, and to change the Company's corporate name to "PennzEnergy Company":

Merger of Merger Sub into Company

                  WHEREAS, the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $.01 per share ("Merger Sub Common Stock"), of PennzEnergy Company, a Delaware corporation ("Merger Sub");

                  WHEREAS, said Merger Sub Common Stock is the only issued and outstanding class of stock of Merger Sub;

                  WHEREAS, the Company desires to merge into itself Merger Sub pursuant to the provisions of Section 253 of the DGCL;



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                  NOW, THEREFORE, LET IT BE

                  RESOLVED, that, pursuant to the provisions of Section 253 of the DGCL, the Company merge (the "Merger") into itself Merger Sub, and assume all of the liabilities and obligations of Merger Sub; and further

                  RESOLVED, that, pursuant to the provisions of Section 253(b) of the DGCL, at the effective time of the Merger, the name of the Company be changed to "PennzEnergy Company"; and further

                  RESOLVED, that the Merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the "Certificate of Ownership and Merger"), or at such later time as may be set forth in the Certificate of Ownership and Merger; and further

                  RESOLVED, that, at any time prior to the time that the filing of the Certificate of Ownership and Merger becomes effective, the Board of Directors of the Company may terminate the Certificate of Ownership and Merger; and further

                  RESOLVED, that the Chairman of the Board, the President or any Vice President of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware; and further

                  RESOLVED, that the officers of the Company are authorized to execute, deliver, file and record such documents, deeds, certificates and other instruments, in the name and on behalf of the Company, and to take all such further action to carry out and effect the Merger and the changes of ownership effected thereby as they shall consider necessary, desirable or appropriate.

                  FIFTH: That the merger of Merger Sub into the Company and the name change of the Company effected thereby shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.



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                  I, THE UNDERSIGNED, being an authorized officer of the
Company, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of December 1998.



                                       PENNZOIL COMPANY



                                       By:  /s/   Linda F. Condit
                                          -------------------------------------
                                           Name:  Linda F. Condit
                                           Title: Vice President and Corporate
                                                  Secretary



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